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                                                                     Exhibit (j)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



                  We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Boston Balanced Fund, a series of shares of The Coventry Group, and to the use of our report dated April 11, 2003 on the financial statements and financial highlights of the Boston Balanced Fund. Such financial statements and financial highlights appear in the March 31, 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                                     /s/  Tait, Weller & Baker
                                                     -------------------------
                                                     TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 1, 2003

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



                  We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Walden Social Balanced Fund and the Walden Social Equity Fund, a series of shares of The Coventry Group, and to the use of our report dated April 11, 2003 on the financial statements and financial highlights of the Walden Social Balanced Fund and the Walden Social Equity Fund. Such financial statements and financial highlights appear in the March 31, 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.



                                                     /s/  Tait, Weller & Baker
                                                     -------------------------
                                                     TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 1, 2003